UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2006

SRI/SURGICAL EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Florida	000-20997	59-3252632
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

12425 Racetrack Road

Tampa, Florida 33626

(Address of principal executive offices)

(813) 891-9550

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors Principal Officers; Election of Directors; Appointment of Principal Officers.

Item 8.01 Other Events.

On June 27, 2006, the Board of Directors of SRI/Surgical Express, Inc. (the “Company”) appointed Charles W. Federico to the Company’s Board of Directors to fill the vacancy created by the previously reported death of Lee R. Kemberling. Mr. Federico qualifies as an independent director pursuant to Nasdaq listing requirements. The appointment of Mr. Federico increases the total number of the Company’s directors to seven, a majority of whom are now independent in accordance with Nasdaq listing requirements. No determination has been made regarding which committees, if any, Mr. Federico will serve on.

On June 28, 2006, the Company received a letter from Nasdaq’s staff confirming that, based on information provided by the Company, the Company is now in compliance with Nasdaq’s listing requirements that a majority of its directors be independent and that its Audit Committee be comprised of at least three directors, all of whom are independent.

On June 29, 2006, the Company issued a press release announcing the foregoing matters, a copy of which is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit	Description
99.1	Press Release, dated June 29, 2006

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SRI/SURGICAL EXPRESS, INC.

Dated: June 29, 2006	By:	/s/ Wallace D. Ruiz
Wallace D. Ruiz
Sr. Vice President and Chief Financial Officer

Exhibit Index

Exhibit	Description
99.1	Press Release, dated June 29, 2006